PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
David G. Danielson
October 19, 2022	240.552.9534
EAGLE BANCORP, INC. ANNOUNCES NET INCOME FOR
THIRD QUARTER 2022 OF $37.3 MILLION OR $1.16 PER DILUTED SHARE

BETHESDA, MD, Eagle Bancorp, Inc. (the "Company") (NASDAQ: EGBN), the parent company of EagleBank (the "Bank"), today announced net income of $37.3 million for the third quarter 2022, compared to net income of $15.7 million for the prior quarter and $43.6 million for the year-ago quarter. Net income (basic and diluted) was $1.16 per share for the third quarter 2022, compared to $0.49 per share for the prior quarter and $1.36 per share for the year-ago quarter.
The increase in earnings of $21.6 million from the second quarter of 2022 (the "prior quarter") was primarily attributable to the prior quarter having one-time noninterest expense accruals of $22.9 million related to the previously disclosed settlement agreements with the Securities and Exchange Commission ("SEC") and the Board of Governors of the Federal Reserve System ("FRB"). Partially offsetting this increase in earnings from the second quarter of 2022 was the increase in the provision for credit losses by $2.5 million in the third quarter.
Earnings per share (diluted) of $1.16 for the third quarter of 2022 reflects a decrease of $0.04 per share as compared to adjusted earnings per share (diluted) for the prior quarter of $1.20,1 which is adjusted to remove the one-time noninterest expense accruals described above.

Year-to-date earnings per share (diluted)2 of $3.07, reflects a decrease of $1.15 per share compared to prior year-to-date earnings per share (diluted) of $4.22. If adjusted to remove the one-time noninterest expense accruals described above, year-to-date adjusted earnings per share (diluted) of $3.781, reflects a decrease of $0.44 per share, compared to prior year-to-date earnings per share (diluted) of $4.22.

Third Quarter 2022 Highlights
•Loans increased by $149.8 million from the prior quarter-end. This was the fourth consecutive quarterly increase. Loans were up 2.1% from the prior quarter and 6.6% from the year-ago quarter.
•The provision for credit losses was $3.0 million for the quarter, up from $0.5 million the prior quarter. This increased the allowance for credit losses on loans to 1.04%, up from 1.02% a quarter ago and down from 1.21% a year ago.
•Deposits decreased by $408.3 million from the prior quarter end, and average deposits for the quarter decreased by $277.4 million. This decrease, coupled with the increase in loans, raised the quarter-end loans-to-deposits ratio to 83%, up from 78% a quarter ago and 71% a year ago.
1 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
2 Year-to-date is for the nine months ended September 30, 2022. Prior year-to-date is for the nine months ended September 30, 2021.

•The increase in the overall interest rate environment continued to create unrealized losses in securities available-for-sale ("AFS"), which are recorded in accumulated other comprehensive income (loss). As a result, shareholders' equity, book value per share and tangible book value per share all declined from the prior quarter end.
•During the quarter, the Company declared a quarterly dividend of $0.45 per share.
•At quarter end, the Company closed its Merrifield, Virginia branch as the lease was expiring.

(Dollars in thousands, except per share)	As Of or For the Three Months Ended			Percent Change
	Sept. 30,	June 30,	Sept. 30,	Q3-22	Q3-22
	2022	2022	2021	vs. Q2-22	vs. Q3-21
Income Statement
Net income	$37,297	$15,696	$43,609	137.6%	(14.5)%
Net income per diluted share	$1.16	$0.49	$1.36	136.7%	(14.7)%
Dividend per common share	$0.45	$0.45	$0.40	—%	12.5%

Selected Ratios
Return on Average Assets	1.29%	0.54%	1.46%
Return on Average Common Equity	11.64%	4.91%	13.00%
Return on Average Tangible Common Equity[3]	12.67%	5.35%	14.11%
Net interest margin	3.02%	2.94%	2.73%
Efficiency Ratio[3]	40.6%	66.6%	41.7%

Balance Sheet
Assets	$10,713,044	$10,941,655	$11,585,317	(2.1)%	(7.5)%
Loans	$7,304,498	$7,154,686	$6,850,863	2.1%	6.6%
Loans (excluding PPP loans)[4]	$7,297,257	$7,145,709	$6,783,552	2.1%	7.6%
Deposits	$8,763,350	$9,171,618	$9,668,488	(4.5)%	(9.4)%
Total Capital (to risk weighted assets)	16.10%	15.70%	16.59%

Per Share
Book value per share	$38.02	$39.05	$41.68	(2.6)%	(8.8)%
Tangible book value per share	$34.77	$35.80	$38.39	(2.9)%	(9.4)%

Asset quality
Allowance for credit losses to total loans	1.04%	1.02%	1.21%
Nonperforming assets ("NPAs") to total assets	0.09%	0.19%	0.31%
Net (recovery) charge-off ratio to avg. loans (annualized)	0.00%	(0.04)%	0.08%

CEO Commentary
Susan G. Riel, President and Chief Executive Officer of Eagle Bancorp, Inc. commented, "The results for the third quarter are encouraging as loan balances increased for a fourth consecutive quarter and asset quality metrics remained strong."
3 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
4 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table under the subsection, "Total Loans."

"Additionally, both our CRE and C&I teams had their best quarter of the year so far, and pipelines remain strong. As we close out 2022, our lending teams continue to be active and successful in their calling efforts. And on construction lending, even with the successful completion of projects, our unfunded commitments were up slightly to $2.4 billion at quarter-end. As more opportunities arise, even with a more difficult economy, our total risk-based capital of 16.10% gives us ample room to continue to grow the loan portfolio, and with equity of more than $1.2 billion, the ability to close on credits of substantial size."
"For our shareholders, we remain focused on returning cash through dividends. At the end of the quarter, our board declared a dividend of $0.45 per share."
"We once again thank all of our employees for their commitment in serving the needs of our clients and communities. Additionally, we remain committed to a culture of respect, diversity and inclusion in both the workplace and the communities we serve."

Income Statement

•Net interest income was $83.9 million for the third quarter 2022, compared to $82.9 million for the prior quarter and $79.0 million for the year-ago quarter. The increase in net interest income from the prior quarter was driven by higher average loans for the quarter, higher yield on loans as the overall rate environment increased, and higher rates on short-term investments and investment securities; offset by the impact of fewer earning assets. The combination of these factors outpaced the increase in interest expense on a smaller deposit base. Deposits declined during the third quarter as a result of disintermediation in the current ongoing higher interest rate environment.

•Net interest margin was 3.02% for the third quarter 2022, compared to 2.94% for the prior quarter and 2.73% for the year-ago quarter. The increase in margin from the prior quarter was limited to 8 basis points. The relatively slow rate of NIM growth was primarily due to an increase in the cost of funds resulting from ongoing market volatility and the high interest rate environment, which substantially offset the increase in yield on interest earning assets. For the third quarter, our increased yield on interest earning assets was only slightly more than the increase in the cost of funds.
◦The yield on interest earning assets, which is inclusive of the yields on loans and securities, was 4.01% for the third quarter 2022 compared to 3.39% for the prior quarter and 3.08% for the year-ago quarter. The increase of 62 basis points from the prior quarter was from variable rate loans adjusting upward, higher rates on newly originated loans and higher rates on short-term investments.
◦The yield on the loan portfolio was 5.10% for the third quarter 2022, compared to 4.51% for the prior quarter and 4.59% for the year-ago quarter. The increase of 59 basis points from the prior quarter was from variable rate loans adjusting upward and from higher rates on newly originated loans.
◦The cost of funds was 0.99% for third quarter 2022, compared to 0.45% for the prior quarter and 0.35% for the year-ago quarter. The increase of 54 basis points from the prior quarter was primarily due to higher deposit rates paid on savings and money market accounts during the third quarter and utilizing short-term investments and short-term borrowings to satisfy deposit outflows resulting from the reduction of interest-bearing deposits with the Bank during the third quarter.

•Pre-provision net revenue ("PPNR"),5 a non-GAAP measure, was $53.0 million for the third quarter 2022, compared to $29.5 million for the prior quarter and $51.0 million for the year-ago quarter. As a percent of average assets, PPNR for the third quarter 2022 was 1.85%, compared to 1.01% for the prior quarter and 1.72% for the year-ago quarter. This increase in both PPNR and PPNR as a percent of average assets from the prior quarter was primarily attributable to the prior quarter having a one-time accrual of $22.9 million in noninterest expense in connection with the settlement agreements with the SEC and FRB.

(Dollars in thousands)	Three Months Ended			Percent Change
	Sept 30,	June 30,	Sept 30,	Q3-22	Q3-22
	2022	2022	2021	vs. Q2-22	vs. Q3-21
Net interest income	$83,897	$82,918	$79,045	1.2%	6.1%
Noninterest income	5,308	5,564	8,299	(4.6)%	(36.0)%
Less: Noninterest expense	(36,206)	(58,962)	(36,375)	(38.6)%	(0.5)%
PPNR	$52,999	$29,520	$50,969	79.5%	4.0%

Average Assets	$11,431,110	$11,701,679	$11,826,326	(2.3)%	(3.3)%
PPNR to Avg. Assets (non-GAAP)	1.85%	1.01%	1.72%

•Provision for credit losses on loans was $3.0 million for the third quarter 2022, compared to a provision of $0.5 million for the prior quarter and a reversal of $8.2 million for the year-ago quarter. The increase in the third quarter 2022 provision over the prior quarter was primarily driven by higher period-end loan balances, higher reserves on one individually evaluated loan, and a modest weakening in the unemployment forecast coupled with an increase in the localization factor based on the national unemployment forecast. These factors were partially mitigated by improvements observed in a number of Q&E factors, including improved risk ratings on hotel loans which were greater than the increased management overlay on office property loans in the Washington DC area.

•Noninterest income was $5.3 million for the third quarter 2022, as compared to $5.6 million for the prior quarter and $8.3 million for the year-ago quarter. The primary driver for the decrease from the prior quarter and the year ago quarter is higher rates on mortgage loans leading to fewer mortgage originations.

Residential mortgage loan locked commitments were $57.5 million, down from $92.0 million the prior quarter and down from $279.8 million for the year-ago quarter. As interest rates continued to rise in the second quarter, refinance activity continued to slow resulting in fewer locked loans.

•Noninterest expense was $36.2 million for the third quarter 2022 compared to $59.0 million for the prior quarter and $36.4 million for the year-ago quarter. The notable changes from the prior quarter were as follows:
◦Other expenses in the prior quarter included one-time accruals of $22.9 million in non-tax deductible expenses related to the settlement agreements with the SEC and FRB.
◦Salaries and employee benefits were $21.5 million, down $267 thousand from the prior quarter. The decrease was primarily due to lower incentive bonus accruals.
5 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the table below. An explanation of the reconciliations and the reasons why the Company believes this non-GAAP financial measure to be important for investors is included with the reconciliation tables accompanying this document.

◦Data processing expenses were $3.4 million, up $716 thousand from the prior quarter. The increase was primarily attributable to expenses associated with network upgrades.
◦Legal, accounting and professional fees were $2.3 million, up $195 thousand from the prior quarter.
At the end of the quarter, the Merrifield, Virginia branch was closed, reducing the number of banking locations to sixteen. Estimated annual cost savings on rent, common area maintenance and taxes are $275 thousand. All branch employees were repositioned to fill open positions at other locations, and deposits were transferred to our Fairfax, Virginia branch. There were no notable unamortized expenses as the lease is set to expire on October 31, 2022.

•Efficiency ratio6 was 40.6% for the third quarter 2022 compared to 66.6% for the prior quarter and 41.7% for the year-ago quarter. The improvement in the efficiency ratio this quarter was primarily driven by the inclusion of one-time expenses related to the settlement agreements with the SEC and FRB in the prior quarter.

•Effective income tax rate for the third quarter 2022 was 24.2%, compared to 44.9% for the prior quarter and 25.4% for the year-ago quarter. The decrease in the effective tax rate this quarter was primarily driven by the inclusion of one-time non-deductible expenses related to the settlement agreements with the SEC and FRB in the prior quarter.

Balance Sheet

•Total assets at September 30, 2022 were $10.7 billion, down 2.1% from a quarter ago and down 7.5% from a year ago. The decrease from the prior quarter-end was primarily driven by the utilization of interest-bearing deposits with banks and other short-term investments along with short-term borrowings to satisfy deposit outflows; and decreases in the value of our investment securities AFS as interest rates rose during the quarter.

•Investment securities AFS and Held-to-Maturity ("HTM") had an aggregate balance of $2.8 billion at September 30, 2022, down 4.7% from a quarter ago and up 54.7% from a year ago. The decrease from the prior quarter-end was primarily from lower carrying values on AFS securities and principal paydowns. If the overall interest rate environment continues to rise, carrying values will continue to decrease for securities in the AFS portfolio. Investments purchased during the third quarter of 2022 were primarily agency mortgage backed securities and agency bonds.

•Total loans (excluding loans held for sale) were $7.304 billion as of September 30, 2022, up 2.1% from a quarter ago and up 6.6% from a year ago. Excluding PPP loans, loan balances were $7.297 billion as of September 30, 2022, up 2.1% from a quarter ago and up 7.6% from a year ago.7 The increase in loans, excluding PPP loans, from the prior quarter-end was driven by growth in commercial real estate ("CRE") loans and commercial & industrial loans ("C&I").
6 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
7 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the following table. An explanation of the reconciliations and the reasons why the Company believes this non-GAAP financial measure to be important for investors is included with the reconciliation tables accompanying this document.

				Percent Change
(Dollars in thousands)	September 30,	June 30,	September 30,	Q3-22	Q3-22
	2022	2022	2021	vs. Q2-22	vs. Q3-21
Total loans, excluding loans held for sale (GAAP)	$7,304,498	$7,154,686	$6,850,863	2.1%	6.6%
Less: PPP loans (non-GAAP)	(7,241)	(8,977)	(67,311)
Total loans, excluding loans held for sale and PPP loans (non-GAAP)	$7,297,257	$7,145,709	$6,783,552	2.1%	7.6%

•Allowance for credit losses was 1.04% of total loans at September 30, 2022, compared to 1.02% a quarter ago, and 1.21% a year ago. See commentary above in section "Provision for Credit Losses on Loans".
Net charge-off as a percent of average loans (excluding loans held for sale) was a net recovery of $57 thousand, which was less than 0.01%8 for the third quarter 2022, as compared to a recovery of 0.04%8 a quarter ago, and a net charge-off of 0.08%8 for the year-ago quarter.

•Nonperforming loans and assets: Nonperforming loans decreased compared to the prior quarter and the year-ago quarter. The decrease was driven primarily by loans being paid in full or returning to accrual status due to ongoing payment performance. One note was moved from nonperforming loans to nonperforming assets. At quarter end, other real estate owned ("OREO") consisted of four properties with a value of $2.0 million.
◦Nonperforming loans as a percent of loans were 0.10% at September 30, 2022, compared to 0.26% a quarter ago and 0.46% a year ago.
◦Nonperforming assets as a percent of assets were 0.09% at September 30, 2022, compared to 0.19% a quarter ago and 0.31% a year ago.

•Total deposits were $8.8 billion at September 30, 2022, down 4.5% from a quarter ago and down 9.4% from a year ago. The outflow of deposits increased the ratio of loans-to-deposits to 83% from 78% the prior quarter. This decrease is primarily attributable to current market conditions and a loss of deposits through disintermediation as a result of the continued increase in the overall interest rate environment. Most of the outflows were from interest bearing accounts (savings and money market accounts) as average noninterest bearing deposits to average total deposits was 38.4% for the third quarter 2022, up from 37.9% a quarter ago and 33.9% for the year-ago quarter.

•Total shareholders’ equity was $1.2 billion at September 30, 2022, down 2.6% from a quarter ago, and down 8.4% from a year ago. The decrease in shareholders' equity from the prior quarter-end was primarily due to the continued increase in the overall interest rate environment, which created increased unrealized losses in investment securities AFS, that are recorded in accumulated other comprehensive income (loss). These reductions to equity were partially offset by earnings of $1.16 per share, less dividends declared of $0.45 per share (retained earnings of $0.71).
◦Book value per share was $38.02, down $1.03 from a quarter ago, and down $3.66 from a year ago.
◦Tangible book value per share9 was $34.77, down $1.03 from a quarter ago, and down $3.62 from a year ago.

8 On an annualized basis.
9 A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.

•Dividends: On September 20, 2022, the Board of Directors declared a quarterly cash dividend of $0.45 per share payable on October 31, 2022 to shareholders of record on October 10, 2022.

•Capital ratios for the Company are in the table below.

	For the Company
	September 30,	June 30,	September 30,
	2022[10]	2022	2021
Regulatory Ratios
Total Capital (to risk weighted assets)	16.10%	15.70%	16.59%
Tier 1 Capital (to risk weighted assets)	15.11%	14.58%	15.33%
Common Equity Tier 1 (to risk weighted assets)	15.11%	14.58%	15.33%
Tier 1 Capital (to average assets)	11.55%	10.68%	10.58%

Common Capital Ratios
Common Equity Ratio	11.39%	11.45%	11.49%
Tangible Common Equity Ratio	10.52%	10.60%	10.68%

Additional financial information: The financial information that follows provides more detail on the Company’s financial performance for the three months ended September 30, 2022 as compared to the three months ended June 30, 2022 and September 30, 2021 as well as eight quarters of trend data. Persons wishing additional information should refer to the Company’s annual report on Form 10-K for the year ended December 31, 2021, quarterly report on Form 10-Q for the quarter ended June 30, 2022 and other reports filed with the SEC.
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through sixteen banking offices and five lending offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.

Conference call: Eagle Bancorp will host a conference call to discuss its third quarter 2022 financial results on Thursday, October 20, 2022 at 10:00 a.m. eastern time. The public is invited to listen to this registering at the link https://register.vevent.com/register/BIb2a1705d60bc42988a46b4c716f15944 or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through November 3, 2022.

Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market (including ongoing challenges and uncertainties relating to the evolution and continuation of the COVID-19 pandemic, including on our credit quality, asset and loan growth and broader business operations), volatility in interest rates and interest rate policy, the current high inflationary environment competitive
10Capital ratios for September 30, 2022 are subject to final filings with the Federal Reserve.

factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters’ performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Income Statements:
Total interest income	$111,527	$95,635	$89,152
Total interest expense	27,630	12,717	10,107
Net interest income	83,897	82,918	79,045
Provision for (reversal of) credit losses	3,022	495	(8,203)
Provision for unfunded commitments	774	553	716
Net interest income after provision for credit losses	80,101	81,870	86,532
Noninterest income (before investment gain)	5,304	5,715	6,780
Net gain (loss) on sale of investment securities	4	(151)	1,519
Total noninterest income	5,308	5,564	8,299
Total noninterest expense	36,206	58,962	36,375
Income before income tax expense	49,203	28,472	58,456
Income tax expense	11,906	12,776	14,847
Net income	$37,297	$15,696	$43,609

Per Share Data:
Earnings per weighted average common share, basic	$1.16	$0.49	$1.36
Earnings per weighted average common share, diluted	$1.16	$0.49	$1.36
Weighted average common shares outstanding, basic	32,084,464	32,080,657	31,959,357
Weighted average common shares outstanding, diluted	32,155,678	32,142,427	32,030,527
Actual shares outstanding at period end	32,082,321	32,081,241	31,947,458
Book value per common share at period end	$38.02	$39.05	$41.68
Tangible book value per common share at period end (1)	$34.77	$35.80	$38.39
Dividend per common share	$0.45	$0.45	$0.40

Performance Ratios (annualized):
Return on average assets	1.29%	0.54%	1.46%
Return on average common equity	11.64%	4.91%	13.00%
Return on average tangible common equity (1)	12.67%	5.35%	14.11%
Net interest margin	3.02%	2.94%	2.73%
Efficiency ratio (2)	40.6%	66.6%	41.7%

Other Ratios:
Allowance for credit losses to total loans (3)	1.04%	1.02%	1.21%
Allowance for credit losses to total nonperforming loans	997%	386%	265%
Nonperforming loans to total loans (3)	0.10%	0.26%	0.46%
Nonperforming assets to total assets	0.09%	0.19%	0.31%
Net (recovery) charge-off (annualized) to average total loans (3)	0.00%	(0.04)%	0.08%
Average noninterest bearing deposits to average deposits	38.4%	37.9%	33.9%
Yield on loans(3)	5.10%	4.51%	4.59%
Cost of funds	0.99%	0.45%	0.35%

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Continued) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Capital Ratios
Tier 1 capital (to average assets)	11.55%	10.68%	10.58%
Total capital (to risk weighted assets)	16.10%	15.70%	16.59%
Common equity tier 1 capital (to risk weighted assets)	15.11%	14.58%	15.33%
Common equity to total assets	11.39%	11.45%	11.49%
Tangible common equity ratio (1)	10.52%	10.60%	10.68%

Loan Balances - Period End:
Commercial and Industrial	$1,415,998	$1,394,835	$1,289,215
PPP loans	7,241	8,977	67,311
Commercial real estate - income producing	3,668,720	3,606,506	3,337,303
Commercial real estate - owner occupied	1,091,283	1,080,249	977,617
1-4 Family mortgage	71,731	72,793	76,259
Construction - commercial and residential	858,100	804,170	824,133
Construction - C&I (owner occupied)	139,238	129,717	222,366
Home equity	51,396	53,193	55,527
Other consumer	791	4,246	1,132
Total loans	$7,304,498	$7,154,686	$6,850,863

Average Balances:
Total assets	$11,431,110	$11,701,679	$11,826,326
Total earning assets	$11,030,670	$11,300,267	$11,486,280
Total loans(3)	$7,282,589	$7,104,727	$7,055,621
Total deposits	$9,907,497	$10,184,886	$9,948,114
Total borrowings	$158,001	$152,583	$448,697
Total shareholders’ equity	$1,271,753	$1,281,742	$1,331,022

Asset Quality:
Net (recovery) charge-off	$(57)	$(674)	$1,328
Nonperforming loans	$7,602	$18,842	$31,247
Other real estate owned	$1,962	$1,487	$5,135
Nonperforming assets	$9,564	$20,329	$36,382
(1) A reconciliation of non-GAAP financial measures to the nearest non-GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income. The efficiency ratio measures a bank’s overhead as a percentage of its revenue.
(3) Excludes loans held for sale.

GAAP Reconciliation (unaudited)
(dollars in thousands, except per share data)

	September 30,	June 30,	September 30,
	2022	2022	2021
Common shareholders' equity	$1,219,771	$1,252,720	$1,331,697
Less: Intangible assets	(104,240)	(104,257)	(105,103)
Tangible common equity	$1,115,531	$1,148,463	$1,226,594

Book value per common share	$38.02	$39.05	$41.68
Less: Intangible book value per common share	(3.25)	(3.25)	(3.29)
Tangible book value per common share	$34.77	$35.80	$38.39

Total assets	$10,713,044	$10,941,655	$11,585,317
Less: Intangible assets	(104,240)	(104,257)	(105,103)
Tangible assets	$10,608,804	$10,837,398	$11,480,214

Tangible common equity ratio	10.52%	10.60%	10.68%

Allowance for credit losses	$(75,767)	$(72,665)	$(82,906)

Total loans, excluding loans held for sale	$7,304,498	$7,154,686	$6,850,863
Less: PPP loans (non-GAAP)	(7,241)	(8,977)	(67,311)
Total loans excluding PPP loans (non-GAAP)	$7,297,257	$7,145,709	$6,783,552

Allowance for credit losses:
As a % of total loans (GAAP)	1.04%	1.02%	1.21%
As a % of total loans excl. PPP loans (non-GAAP)	1.04%	1.02%	1.22%

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Average common shareholders' equity	$1,271,753	$1,281,742	$1,331,022
Less: Average intangible assets	(104,253)	(104,246)	(105,126)
Average tangible common equity	$1,167,500	$1,177,496	$1,225,896

Net Income	$37,297	$15,696	$43,609
Return on average tangible common equity(1)	12.67%	5.35%	14.11%

Net interest income	$83,897	$82,918	$79,045
Noninterest income	5,308	5,564	8,299
Operating revenue	$89,205	$88,482	$87,344
Noninterest expense	$36,206	$58,962	$36,375
Efficiency ratio	40.6%	66.6%	41.7%

(1) Periods of less than a year are annualized.

GAAP Reconciliation (unaudited)
(dollars in thousands, except per share data)

	Nine Months	Three Months
	Ended	Ended
	September 30,	June 30,
	2022	2022
Net income	$98,737	$15,696
Reversal: Penalty, disgorgement & prejudgment interest	22,874	22,874
Adjusted net income (non-GAAP)	$121,611	$38,570

Earnings per share (diluted)	$3.07	$0.49
Reversal: Penalty, disgorgement & prejudgment interest	0.71	0.71
Adjusted earnings per share (diluted) (non-GAAP)	$3.78	$1.20

Weighted average common shares outstanding, diluted	32,138,586	32,142,427

GAAP Reconciliation (unaudited) - Continued
Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures.
Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure.
Total loans excluding PPP loans is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Total loans excluding PPP loans by subtracting the total amount of outstanding PPP loans from the amount of total loans, excluding loans held for sale. The Company considers this information important to shareholders because it allows investors to see changes in the Company's loan growth without the impact of the PPP loans, which were loan products specific to relief efforts in response to the COVID-19 pandemic. Excluding the impact of PPP loans also allows investors to better compare the Company's loan growth to historical periods prior to the pandemic. The table in the "Balance Sheet" section of this earnings release and the table above provides a reconciliation of total loans excluding PPP loans to the nearest GAAP measure.
Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures.
Adjusted net income and adjusted earnings per share (diluted) are non-GAAP financial measures derived from GAAP based amounts. The Company calculates adjusted net income for the second quarter of 2022 by excluding from net income the $22.9 million accrual of non-tax deductible expenses in connection with the Company's agreements in principle with the SEC and FRB to resolve the previously disclosed investigations with respect to the Company. The Company calculates adjusted earnings per share (diluted) by dividing the same $22.9 million accrual by the weighted average shares outstanding (diluted) in the second quarter of 2022. The Company considers this information important to shareholders because adjusted net income and adjusted earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the costs related to the agreement in principle with the SEC and FRB, and allow investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of adjusted net income and adjusted earnings per share (diluted) to the nearest GAAP measure.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	September 30,	June 30,	September 30,
Assets	2022	2022	2021
Cash and due from banks	$27,235	$13,132	$8,806
Federal funds sold	69,809	42,697	38,934
Interest-bearing deposits with banks and other short-term investments	47,131	369,337	2,452,744
Investment securities available-for-sale at fair value (amortized cost of $1,873,872 , $1,897,985, and $1,789,416, net of allowance for credit losses of $18, $18 and $256 as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively)	1,649,753	1,755,254	1,786,659
Investment securities held-to-maturity (fair value of $988,199, $1,084,706 and $0, net of allowance for credit losses of $802, $826 and $0, as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively)	1,114,084	1,143,632	—
Federal Reserve and Federal Home Loan Bank stock	42,311	33,990	34,093
Loans held for sale	9,387	13,814	53,413
Loans	7,304,498	7,154,686	6,850,863
Less allowance for credit losses	(75,767)	(72,665)	(82,906)
Loans, net	7,228,731	7,082,021	6,767,957
Premises and equipment, net	13,684	13,643	15,293
Operating lease right-of-use assets	26,022	27,548	30,080
Deferred income taxes	112,904	92,167	44,733
Bank-owned life insurance	110,678	110,047	108,158
Goodwill and other intangible assets, net	104,240	104,257	105,103
Other real estate owned	1,962	1,487	5,135
Other assets	155,113	138,629	134,209
Total assets	$10,713,044	$10,941,655	$11,585,317
Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$2,928,774	$2,831,934	$2,836,418
Interest-bearing transaction	964,567	985,431	812,410
Savings and money market	4,220,768	4,741,180	5,268,157
Time	649,241	613,073	751,503
Total deposits	8,763,350	9,171,618	9,668,488
Customer repurchase agreements	21,465	26,539	29,401
Other short-term borrowings	515,000	280,000	300,000
Long-term borrowings	69,763	69,732	69,639
Operating lease liabilities	30,837	32,414	34,345
Reserve for unfunded commitments	5,696	4,921	5,011
Other liabilities	87,162	103,711	146,736
Total liabilities	9,493,273	9,688,935	10,253,620
Shareholders' Equity
Common stock, par value $.01 per share; shares authorized 100,000,000, shares issued and outstanding 32,082,321, 32,081,241, and 31,947,458 respectively	318	318	316
Additional paid-in capital	442,880	440,418	432,479
Retained earnings	987,212	964,353	901,218
Accumulated other comprehensive loss	(210,639)	(152,369)	(2,316)
Total Shareholders' Equity	1,219,771	1,252,720	1,331,697
Total Liabilities and Shareholders' Equity	$10,713,044	$10,941,655	$11,585,317

Eagle Bancorp, Inc.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2022	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$93,744	$80,142	$82,182	$249,716	$260,124
Interest and dividends on investment securities	13,463	12,997	5,877	37,890	15,878
Interest on balances with other banks and short-term invest.	4,100	2,451	1,083	7,608	2,239
Interest on federal funds sold	220	45	10	269	25
Total interest income	111,527	95,635	89,152	295,483	278,266

Interest Expense
Interest on deposits	26,125	11,538	6,590	44,022	21,288
Interest on customer repurchase agreements	55	22	14	90	34
Interest on other short-term borrowings	412	120	506	992	1,502
Interest on long-term borrowings	1,038	1,037	2,997	3,112	9,114
Total interest expense	27,630	12,717	10,107	48,216	31,938
Net Interest Income	83,897	82,918	79,045	247,267	246,328
Provision for (Reversal of) Credit Losses	3,022	495	(8,203)	730	(14,409)
Provision for (Reversal of) Unfunded Commitments	774	553	716	1,316	(487)
Net Interest Income After Provision For Credit Losses	80,101	81,870	86,532	245,221	261,224

Noninterest Income
Service charges on deposits	1,339	1,345	1,204	3,970	3,303
Gain on sale of loans	821	855	3,332	3,168	11,988
Net gain (loss) on sale of investment securities	4	(151)	1,519	(172)	2,058
Incr. in the cash surrender value of bank-owned life insurance	631	632	642	1,889	1,429
Other income	2,513	2,883	1,602	9,470	11,033
Total noninterest income	5,308	5,564	8,299	18,325	29,811

Noninterest Expense
Salaries and employee benefits	21,538	21,805	22,145	60,362	63,790
Premises and equipment expenses	3,275	3,523	3,859	9,926	11,121
Marketing and advertising	1,181	1,186	1,013	3,431	2,879
Data processing	3,445	2,729	2,886	9,054	8,451
Legal, accounting and professional fees	2,332	2,137	2,021	6,030	8,523
FDIC insurance	1,287	906	1,549	3,251	5,586
Other expenses	3,148	26,676	2,902	34,126	9,506
Total noninterest expense	36,206	58,962	36,375	126,180	109,856
Income Before Income Tax Expense	49,203	28,472	58,456	137,366	181,179
Income Tax Expense	11,906	12,776	14,847	38,629	46,108
Net Income	$37,297	$15,696	$43,609	$98,737	$135,071

Earnings Per Common Share
Basic	$1.16	$0.49	$1.36	$3.08	$4.23
Diluted	$1.16	$0.49	$1.36	$3.07	$4.22

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2022			June 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$771,063	$4,100	2.11%	$1,193,253	$2,451	0.82%
Loans held for sale (1)	11,586	150	5.18%	16,342	179	4.38%
Loans (1) (2)	7,282,589	93,594	5.10%	7,104,727	79,963	4.51%
Investment securities available-for-sale (2)	1,782,859	7,587	1.69%	1,793,047	7,022	1.57%
Investment securities held-to-maturity (2)	1,128,943	5,876	2.06%	1,157,308	5,975	2.07%
Federal funds sold	53,630	220	1.63%	35,590	45	0.51%
Total interest earning assets	11,030,670	$111,527	4.01%	11,300,267	$95,635	3.39%
Total noninterest earning assets	475,581			474,336
Less: allowance for credit losses	75,141			72,924
Total noninterest earning assets	400,440			401,412
TOTAL ASSETS	$11,431,110			$11,701,679

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$960,970	$1,891	0.78%	$856,388	$630	0.30%
Savings and money market	4,504,216	21,711	1.91%	4,810,047	8,772	0.73%
Time deposits	633,241	2,523	1.58%	657,220	2,136	1.30%
Total interest bearing deposits	6,098,427	26,125	1.70%	6,323,655	11,538	0.73%
Customer repurchase agreements	26,546	55	0.82%	25,112	22	0.35%
Other short-term borrowings	61,703	412	2.67%	57,750	120	0.83%
Long-term borrowings	69,752	1,038	5.95%	69,721	1,037	5.95%
Total interest bearing liabilities	6,256,428	$27,630	1.75%	6,476,238	$12,717	0.79%
Noninterest bearing liabilities:
Noninterest bearing demand	3,809,070			3,861,231
Other liabilities	93,859			82,468
Total noninterest bearing liabilities	3,902,929			3,943,699
Shareholders’ equity	1,271,753			1,281,742
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$11,431,110			$11,701,679
Net interest income		$83,897			$82,918

Net interest spread			2.26%			2.60%
Net interest margin			3.02%			2.94%
Cost of funds			0.99%			0.45%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.4 million and $4.3 million for the three months ended September 30, 2022 and June 30, 2022, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2022			2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$771,063	$4,100	2.11%	$2,668,265	$1,083	0.16%
Loans held for sale (1)	11,586	150	5.18%	56,866	642	4.52%
Loans (1) (2)	7,282,589	93,594	5.10%	7,055,621	81,540	4.59%
Investment securities available-for-sale (2)	1,782,859	7,587	1.69%	1,670,723	5,877	1.40%
Investment securities held-to-maturity (2)	1,128,943	5,876	2.06%	—	—	—%
Federal funds sold	53,630	220	1.63%	34,805	10	0.11%
Total interest earning assets	11,030,670	$111,527	4.01%	11,486,280	$89,152	3.08%
Total noninterest earning assets	475,581			432,215
Less: allowance for credit losses	75,141			92,169
Total noninterest earning assets	400,440			340,046
TOTAL ASSETS	$11,431,110			$11,826,326

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$960,970	$1,891	0.78%	$842,086	$402	0.19%
Savings and money market	4,504,216	21,711	1.91%	4,971,866	3,645	0.29%
Time deposits	633,241	2,523	1.58%	763,513	2,543	1.32%
Total interest bearing deposits	6,098,427	26,125	1.70%	6,577,465	6,590	0.40%
Customer repurchase agreements	26,546	55	0.82%	27,348	14	0.20%
Other short-term borrowings	61,703	412	2.67%	300,003	506	0.67%
Long-term borrowings	69,752	1,038	5.95%	121,346	2,997	9.88%
Total interest bearing liabilities	6,256,428	$27,630	1.75%	7,026,162	$10,107	0.57%
Noninterest bearing liabilities:
Noninterest bearing demand	3,809,070			3,370,649
Other liabilities	93,859			98,493
Total noninterest bearing liabilities	3,902,929			3,469,142
Shareholders’ equity	1,271,753			1,331,022
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$11,431,110			$11,826,326
Net interest income		$83,897			$79,045

Net interest spread			2.26%			2.51%
Net interest margin			3.02%			2.73%
Cost of funds			0.99%			0.35%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.4 million and $6.3 million for the three months ended September 30, 2022 and September 30, 2021, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
Income Statements:	2022	2022	2022	2021	2021	2021	2021	2020
Total interest income	$111,527	$95,635	$88,321	$86,230	$89,152	$94,920	$94,194	$94,680
Total interest expense	27,630	12,717	7,869	8,044	10,107	10,288	11,543	13,262
Net interest income	83,897	82,918	80,452	78,186	79,045	84,632	82,651	81,418
Provision for (reversal of) credit losses	3,022	495	(2,787)	(6,412)	(8,203)	(3,856)	(2,350)	4,917
Provision for (reversal of) unfunded commitments	774	553	(11)	(632)	716	(761)	(442)	406
Net interest income after provision for credit losses	80,101	81,870	83,250	85,230	86,532	89,249	85,443	76,095
Noninterest income before investment gain (loss)	5,304	5,715	7,478	9,668	6,780	10,607	10,366	9,722
Net gain (loss) on sale of investment securities	4	(151)	(25)	906	1,519	318	221	165
Total noninterest income	5,308	5,564	7,453	10,574	8,299	10,925	10,587	9,887
Salaries and employee benefits	21,538	21,805	17,019	24,608	22,145	19,876	21,769	20,151
Premises and equipment	3,275	3,523	3,128	3,755	3,859	3,644	3,618	3,301
Marketing and advertising	1,181	1,186	1,064	1,286	1,013	980	886	1,161
Other expenses	10,212	32,448	9,801	9,660	9,358	10,994	11,714	10,396
Total noninterest expense	36,206	58,962	31,012	39,309	36,375	35,494	37,987	35,009
Income before income tax expense	49,203	28,472	59,691	56,495	58,456	64,680	58,043	50,973
Income tax expense	11,906	12,776	13,947	14,875	14,847	16,687	14,574	12,081
Net income	$37,297	$15,696	$45,744	$41,620	$43,609	$47,993	$43,469	$38,892
Per Share Data:
Earnings per weighted average common share, basic	$1.16	$0.49	$1.43	$1.30	$1.36	$1.50	$1.36	$1.21
Earnings per weighted average common share, diluted	$1.16	$0.49	$1.42	$1.30	$1.36	$1.50	$1.36	$1.21
Weighted average common shares outstanding, basic	32,084,464	32,080,657	32,033,280	31,950,320	31,959,357	31,962,819	31,869,655	32,037,099
Weighted average common shares outstanding, diluted	32,155,678	32,142,427	32,110,099	32,030,998	32,030,527	32,025,110	31,922,940	32,075,175
Actual shares outstanding at period end	32,082,321	32,081,241	32,079,474	31,950,092	31,947,458	31,961,573	31,960,379	31,779,663
Book value per common share at period end	$38.02	$39.05	$39.89	$42.28	$41.68	$40.87	$39.45	$39.05
Tangible book value per common share at period end (1)	$34.77	$35.80	$36.64	$38.97	$38.39	$37.58	$36.16	$35.74
Dividend per common share	$0.45	$0.45	$0.40	$0.40	$0.40	$0.35	$0.25	$0.22
Performance Ratios (annualized):
Return on average assets	1.29%	0.54%	1.46%	1.32%	1.46%	1.68%	1.53%	1.39%
Return on average common equity	11.64%	4.91%	13.83%	12.30%	13.00%	14.92%	14.05%	12.53%
Return on average tangible common equity(1)	12.67%	5.35%	14.99%	13.35%	14.11%	16.25%	15.33%	13.69%
Net interest margin	3.02%	2.94%	2.65%	2.55%	2.73%	3.04%	2.98%	2.98%
Efficiency ratio (2)	40.59%	66.6%	35.3%	44.3%	41.7%	37.1%	40.7%	38.3%
Other Ratios:
Allowance for credit losses to total loans (3)	1.04%	1.02%	1.01%	1.06%	1.21%	1.28%	1.36%	1.41%
Allowance for credit losses to total nonperforming loans	997%	386%	301%	257%	265%	187%	195%	180%
Nonperforming loans to total loans (3)	0.10%	0.26%	0.33%	0.41%	0.46%	0.68%	0.69%	0.79%
Nonperforming assets to total assets	0.09%	0.19%	0.23%	0.26%	0.31%	0.50%	0.51%	0.59%
Net (recovery) charge-off (annualized) to average total loans (3)	0.00%	(0.04)%	0.03%	0.07%	0.08%	0.30%	0.27%	0.28%
Tier 1 capital (to average assets)	11.55%	10.68%	9.93%	10.19%	10.58%	10.65%	10.28%	10.31%
Total capital (to risk weighted assets)	16.10%	15.70%	15.86%	16.15%	16.59%	17.98%	17.86%	17.04%
Common equity tier 1 capital (to risk weighted assets)	15.11%	14.58%	14.74%	15.02%	15.33%	14.67%	14.42%	13.49%
Tangible common equity ratio (1)	10.52%	10.60%	10.57%	10.60%	10.68%	11.07%	10.48%	10.31%
Average Balances (in thousands):
Total assets	$11,431,110	$11,701,679	$12,701,152	$12,538,596	$11,826,326	$11,453,080	$11,517,836	$11,141,826
Total earning assets	$11,030,670	$11,300,267	$12,326,473	$12,180,872	$11,486,280	$11,152,933	$11,236,440	$10,872,259
Total loans(3)	$7,282,589	$7,104,727	$7,053,701	$6,890,414	$7,055,621	$7,382,238	$7,726,716	$7,896,324
Total deposits	$9,907,497	$10,184,886	$10,874,976	$10,670,206	$9,948,114	$9,530,909	$9,601,249	$9,227,733
Total borrowings	$158,001	$152,583	$371,987	$402,393	$448,697	$536,926	$573,750	$596,307
Total shareholders’ equity	$1,271,753	$1,281,742	$1,341,785	$1,342,525	$1,331,022	$1,290,029	$1,254,780	$1,235,174
(1) See footnote (1) for Consolidated Financial Highlights.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.